NEWS RELEASE
Media Contact: Eva Schmitz 812.306.2424 evaschmitz@berryplastics.com	Investor Contact: Dustin Stilwell 812.306.2964 dustinstilwell@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Appoints Stephen E. Sterrett to
Company’s Board of Directors

David B. Heller Steps Down from Company’s Board

EVANSVILLE, Ind. – Jan. 8, 2015 – Berry Plastics Group, Inc. (NYSE:  BERY), a leading global manufacturer and marketer of value-added plastic packaging and engineered materials, today announced the appointment of Stephen E. (Steve) Sterrett to its Board of Directors.  Sterrett will serve as the Chairman of the Company’s Audit Committee. Sterrett replaces David B. Heller who is stepping down, after serving on the Company’s Board since September 2012.

Sterrett most recently served as the Sr. Executive Vice President and Chief Financial Officer of Indianapolis-based Simon Property Group, Inc., (NYSE: SPG), an S&P 100 company and the largest real estate company in the world.  Sterrett joined the Simon organization in 1988, was named the Treasurer in 1993, and was its Chief Financial Officer from 2000-2014.  Sterrett retired as Chief Financial Officer of Simon Property on December 31, 2014.  During his 14 years as CFO for Simon, Sterrett assisted the company in completing over $35 billion of acquisitions, and in growing the company’s revenues over tenfold to become the only real estate company in the S&P 100 mega cap index today.  Prior to joining Simon, he was a senior manager with the international accounting firm of Price Waterhouse.

In addition, Sterrett was named as the number one ranked Chief Financial Officer in the real estate industry for the eight years consecutively from 2007 to 2014 by Institutional Investor Magazine.  In 2012 he was inducted into the Academy of Fellows by the Kelley School of Business at Indiana University, and in 2013 received the Jeffrey Fisher Real Estate Legacy Award from Indiana University.

In October 2014, Sterrett was elected to the Board of Realty Income (NYSE: O).  He is active in several civic organizations, including currently serving on the boards of the Greater Indianapolis Chamber of Commerce, and the Indiana Golf Association and its Foundation.  He also currently serves on the board of the Indiana University Center for Real Estate Studies and the Kelley School of Business Dean’s Council.  Sterrett is a former board member of Simon Youth Foundation, Indianapolis Downtown Inc., Crossroads of America Council Boy Scouts of America, Christian Theological Seminary Goodwill Industries Foundation, Catholic Youth Organization, Geist Christian Church, Lawrence Township Schools Foundation, Training Inc., and of the Juvenile Diabetes Research Foundation.  Sterrett holds a BS in accounting and an MBA in finance, both from Indiana University.

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“We are very pleased to welcome Steve to our Board of Directors, and look forward to the contributions and insights he will offer as we continue to pursue initiatives in support of our four-point business strategy,” said Jon Rich, Chairman and CEO of Berry Plastics.  “At the same time, I extend our sincere appreciation to David for his commitment to Berry Plastics during his tenure.”

About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of $5 billion in fiscal 2014.  With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Forward-looking statements

Certain statements and information included in this release may constitute "forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies' SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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